CONTACT:                         -OR-        HCL'S INVESTOR RELATIONS COUNSEL:
  HealthCare Capital Corp.                     The Equity Group Inc.
  Edwin J. Kawasaki                            Devin Sullivan
  Chief Financial Officer                      (212) 836-9608
  (503) 225-9152                               e-mail:dsullivan@equityny.com

                              FOR IMMEDIATE RELEASE

 Portland, OR - November 25, 1997 - The Board of Directors of HealthCare Capital Corp. (Alberta Stock Exchange: HCL) ("HealthCare" or the "Corporation"), d/b/a SONUS, a leading operator of audiology clinics in the United States and Canada, is pleased to announce the following corporate developments:

            HEALTHCARE SIGNS DEFINITIVE SECURITIES PURCHASE AGREEMENT
                     WITH WARBURG PINCUS VENTURES, L.P. FOR
                       U.S. $18 MILLION PRIVATE PLACEMENT

 The Corporation has signed a definitive securities purchase agreement with Warburg Pincus Ventures, L.P., a U.S. $2 billion investment fund managed by E.M. Warburg, Pincus & Co., LLC of New York, New York, pursuant to which Warburg will receive 13,333,333 Series A Convertible Preferred Shares and warrants to purchase 10,000,000 common shares, both to be issued by the Corporation, in exchange for U.S. $18,000,000 in cash. The Corporation may receive additional proceeds of up to U.S. $24,000,000 upon exercise of the warrants. Consummation of the transaction is subject to regulatory approval and shareholder consent. The net proceeds from this transaction will be utilized for acquisitions of additional audiology related businesses and for working capital purposes.

 Brandon M. Dawson, President and Chief Executive Officer of HealthCare, commented, "This financing will accelerate our expansion efforts and move us closer toward our vision of consolidating the hearing health industry. This affiliation with Warburg Pincus Ventures, L.P. represents a benchmark financing for the Corporation and further validates our growth strategy and belief in the exceptional opportunities available in our industry. We are extremely pleased to have attracted such a prestigious firm with a distinguished track record in funding growth stage companies within the health care industry."

HealthCare owns the largest group of audiology based hearing clinics operating in the United States and Canada. HealthCare's 52 hearing clinics provide a full range of products and services to hearing impaired patients. The Corporation's vision is to become the premier hearing care provider in North America. HealthCare's strategy involves the consolidation of the industry through acquisition and advancement of quality hearing care clinics.


TERMS OF CONVERTIBLE PREFERRED SHARES

Following is a summary of the material terms of the Series A Convertible Preferred Shares (the "Convertible Shares").

                 VOTING RIGHTS Each Convertible Share will be entitled to one vote in the election of directors and any other matters presented to the common shareholders of the Corporation for their action or consideration. Upon issuance of the Convertible Shares to Warburg Pincus Ventures, L.P. ("Warburg"), Warburg will possess approximately 33% of the combined voting power of the Convertible Shares and common shares (the "Common Shares") outstanding.

                 DIVIDENDS Each Convertible Share will be entitled to receive cumulative dividends payable annually, if and when declared by the Board of Directors, at a rate of 5% per annum on a base amount of U.S. $1.35 per share. The dividends, accrued or accumulated, are forfeitable upon conversion of the Convertible Shares. The Board of Directors presently does not intend to declare dividends on the Convertible Shares; such dividends will simply accumulate. In the event that certain conditions have not been met by January 1, 2003, the dividend rate will increase. Dividends on the Convertible Shares may, in the discretion of the Board of Directors and subject to applicable regulatory approval, be paid in Common Shares. Cash dividends will not be payable on Common Shares unless accrued dividends on the Convertible Shares have been paid in full.

                 OPTIONAL REDEMPTION The Convertible Shares may not be redeemed before January 1, 2003. Thereafter, the Convertible Shares may be redeemed at the option of the Corporation.

                 CONVERSION RIGHTS The Convertible Shares may be converted at any time, in whole or in part, at the option of the holder, into Common Shares. The conversion rate will be one Common Share for each Convertible Share surrendered for conversion. The Corporation has the right to force conversion of the Convertible Shares, in whole or in part, upon satisfaction of certain conditions.

                 LIQUIDATION PREFERENCE In the event of a liquidation or dissolution of the Corporation, holders of the Convertible Shares will be entitled to a liquidating distribution equal to the greater of U.S. $1.35 per Convertible Share plus accrued dividends, or the amount to which they would have been entitled if their Convertible Shares had been converted into Common Shares, before any distribution of assets to holders of the common shares.

WARRANTS TO PURCHASE COMMON SHARES

                 The warrants (the "Warrants") are exercisable at a price of U.S. $2.40 per share (the "Warrant Price") for three years following the date of issuance, which period is extendable up to five years upon receipt of applicable regulatory approvals. The Corporation may force the exercise of the Warrants upon satisfaction of certain conditions.

                The Warrant Price will be payable in cash. Alternatively, Warburg will be entitled to effect a "cashless exercise" of Warrants by surrendering other Warrants covering Common Shares. The maximum number of Common Shares which may be received by Warburg in such a "cashless exercise" will be 2,500,000 and any remaining Warrants must be exercised for cash. If Warburg utilizes the "cashless exercise" feature in connection with a voluntary exercise of Warrants, it will be required to simultaneously convert all Convertible Shares owned by it into Common Shares.

ELECTION OF DIRECTORS

                Upon consummation of the purchase of the Convertible Shares, and for so long as Warburg owns at least 10% of the combined outstanding Convertible and Common Shares, the Corporation will be required to use its reasonable best efforts to elect and retain as directors two persons, reasonably satisfactory to the Corporation, designated by Warburg. Such number will increase to three if and for so long as the number of positions on the Board of Directors exceeds eight. Such number will decrease by one if Warburg owns less than 10% of the combined outstanding Convertible and Common Shares and will further decrease to none if Warburg owns less than 3,333,333 Convertible and/or Common Shares. In order to comply with this requirement, the Board of Directors presently intends to increase the number of positions on the Board to eight upon consummation of the transaction with Warburg.


The Convertible Shares, Warrants and underlying Common Shares will not be registered under the Securities Act of 1933 upon issuance and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. In addition, the Convertible Shares, Warrants and underlying Common Shares may not be sold prior to six months following the closing of the transaction.

This news release contains forward looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HealthCare to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors with respect to HealthCare include economic trends in HealthCare's market area, the ability of HealthCare to manage its growth and integrate new acquisitions into its network of hearing care clinics, changes in the application or interpretation of applicable governmental laws and regulations, the ability of HealthCare to complete additional acquisitions of hearing care clinics on terms favorable to HealthCare, the degree of consolidation in the hearing care industry, HealthCare's success in attracting and retaining qualified audiologists and staff to operate its hearing clinics, product and professional liability claims brought against HealthCare's insurance coverage, and the availability of and costs associated with potential sources of financing.

ON BEHALF OF THE BOARD OF DIRECTORS

"Brandon M. Dawson"

Brandon M. Dawson
President/CEO

"The Alberta Stock Exchange has neither approved nor disapproved the information contained herein."